                                                                    EXHIBIT 12.1

                            PRECISION CASTPARTS CORP.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (000'S OMITTED)

                                                              Fiscal Years                                Nine Months Ended
                                                   --------------------------------                December 27,     December 26,
                                             1995       1996        1997        1998       1999          1998             1999
                                             ----       ----        ----        ----       ----          ----             ----
"Earnings" before income taxes              $46,800     $63,700     $95,700    $135,300   $150,800     $122,600        $ 94,400
Fixed Charges:
   Interest and other financial charges     $ 1,000       $ 600     $17,200     $21,900    $27,900     $ 20,900        $ 25,200
   Interest capitalized                           -         500       1,100       1,500      2,000        1,600           1,000
   One-third of rental expense (a)              900       1,000       1,700       2,100      2,200        1,600           1,700
                                           --------    --------    --------    --------   --------     --------        --------
                                             $1,900      $2,100     $20,000     $25,500    $32,100     $ 24,100        $ 27,900
                                           --------    --------    --------    --------   --------     --------        --------
Adjusted "earnings                          $48,700     $65,800    $115,700    $160,800   $182,900     $146,700        $122,300
                                           ========    ========    ========    ========   ========     ========        ========
Ratio of earnings to fixed charges (b)         25.6        31.1         5.7         6.2        5.6          6.0            4.3
                                           ========    ========    ========    ========   ========     ========        ========

(a) Considered to be representative of interest factor in rental expense.

(b) Adjusted "earnings" less interest capitalized divided by Fixed Charges.